UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2019

Innovate Biopharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8480 Honeycutt Road, Suite 120, Raleigh, NC 27615
(Address of principal executive offices) (Zip Code)

(919) 275-1933
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Effective January 7, 2019, Innovate Biopharmaceuticals, Inc. (the “Company”) and Gustavia Capital Partners LLC and/or its affiliates (the “Holder”) entered into an Option to Purchase Senior Convertible Note (the “Option Agreement”), pursuant to which Holder granted to the Company an option to purchase from Holder a Senior Convertible Note (as defined in the Option Agreement) (the “Senior Convertible Note”), originally issued as a Senior Note with an original issue date of on or about January 26, 2018 and subsequently exchanged on October 4, 2018 for the Senior Convertible Note.

Summary of Material Terms of the Option Agreement

Consideration

The Company has paid to Holder $250,000 in U.S. dollars in consideration for the option to purchase the Senior Convertible Note pursuant to the Option Agreement (the “Option”).

Option Period

The Company may exercise the Option on or before March 31, 2019 (or such later date as Holder may designate to the Company in writing) (the “Option Termination Date”).

Purchase Price

The purchase price for the Senior Convertible Note shall be $5,196,666.67 (which amount shall be proportionally reduced for any principal converted under the Senior Convertible Note during the Option Period (as defined in the Senior Convertible Note), plus any unpaid accrued interest (the “Purchase Price”).

Option Exercise

The Option shall be exercised, if at all, by the Company on or before the Option Termination Date. To exercise, the Company must deliver to Holder an executed copy of the Notice of Intent to Exercise Option (“Notice of Exercise”), attached as Exhibit A to the Option Agreement, ten days prior to the effective exercise date (the “Exercise Date”). Within ten business days of such Notice of Exercise and payment of the Purchase Price by the Company, Holder shall deliver the Senior Convertible Note to the Company for cancellation.

The foregoing summary description of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Option Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 8.01.	Other Events.

Pursuant to the terms of the Note and Holder’s right to call any portion of the Note prior to entering into the Option Agreement, the Company paid the Holder approximately $1,000,000 on January 8, 2019.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Option to Purchase Senior Convertible Note, by and between the Company and Gustavia Capital Partners LLC and/or its affiliates dated as of January 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovate Biopharmaceuticals, Inc.

Date: January 11, 2019	By:	/s/ Jay P. Madan
Jay P. Madan
President and Chief Business Officer